Exhibit (a)(1)(D)
ADS LETTER OF TRANSMITTAL

to accompany American Depositary Receipts (“ADRs”) evidencing
American Depositary Shares (“ADSs”) representing shares of common stock (the “Shares”)
of
COMPAÑÍA CERVECERÍAS UNIDAS S.A. (UNITED BREWERIES COMPANY, INC.)
(the “Company”)
tendered in connection with the terms and subject to the conditions of the
Offer to Purchase (the “Offer”)
by
INVERSIONES Y RENTAS S.A. (“IRSA”)
THE OFFER AND THE CORRESPONDING TENDER WITHDRAWAL RIGHTS IN RESPECT OF ADSs (AS DEFINED BELOW) TENDERED TO THE ADS TENDER AGENT (AS DEFINED BELOW) WILL EXPIRE AT 3:30 P.M. NEW YORK CITY TIME ON JUNE 17, 2021, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER AND THE CORRESPONDING TENDER WITHDRAWAL
RIGHTS ARE EXTENDED.
This ADS Letter of Transmittal should be (a) completed and signed in the space provided below and (b) mailed or delivered with your ADRs to Computershare Trust Company, N.A. and Computershare Inc., the “ADS Tender Agent”) at one of the following addresses:
ADS Tender Agent:
Computershare
By First Class Mail:	By Registered or Overnight Delivery:

Computershare Computershare Trust Company N.A. Voluntary Corporate Actions P.O Box 43011 Providence RI 02940-3011	Computershare Computershare Trust Company N.A Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
For Information:

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Share or ADS holders, Banks and Brokers
Call Toll Free: +1-888-680-1526 (for holders in North America)
+1-781-575-2137 (for holders outside North America)
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ITEM A:	DESCRIPTION OF ADSs TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADR(s)*	ADSs Tendered (Attach additional signed list if necessary)
	ADR Number(s)	Total Number of ADSs Represented by ADR(s)**	Total Number of ADSs Represented by Book-Entry (Electronic Form) Tendered***	Number of ADSs Tendered****

Total ADSs
*
For ADS holders who hold their ADSs in book-entry form on the books and records of JPMorgan Chase Bank, N.A., as depositary (the “Depositary”) in the Direct Registration System (“DRS”) of the Depositary, the name of the registered holder must be exactly as it appears on the books and records of the Depositary.

**	Complete only if ADSs are held in certificated form. Do NOT complete if transfer is to be made with respect to ADSs held in book-entry form in DRS.
***	Only include ADSs that are held in book-entry form in DRS. Do NOT include any ADSs to be transferred by means of the DTC book-entry system.
****	Unless otherwise indicated, it will be assumed that all ADSs described above are being tendered. See Instructions.
Please fill in all applicable blanks, follow all instructions carefully and sign this ADS Letter of Transmittal in Item 1 below. If you are a U.S. Holder, this ADS Letter of Transmittal, together with your ADR(s) and a Form W-9, must be delivered to the ADS Tender Agent at one of the addresses set forth above. If you are a Non-U.S. Holder, this ADS Letter of Transmittal, together with your ADR(s) and the applicable Form W-8, must be delivered to the ADS Tender Agent at one of the addresses set forth above.
The deadline for tendering your ADR(s) is 3:30 P.M. (New York time) on June 17, 2021 (the “Expiration Date”). ADS Letters of Transmittal must be received in the office of the ADS Tender Agent by 3:30 P.M. (New York time) on the Expiration Date. Delivery of these documents to the ADS Tender Agent’s P.O. Box on the Expiration Date does not constitute receipt by the ADS Tender Agent. No alternative, conditional or contingent tenders will be accepted and no fractional ADSs will be purchased. All tendering shareholders, by execution of this ADS Letter of Transmittal, waive any right to receive any notice of the acceptance of their ADSs for payment.
THIS ADS LETTER OF TRANSMITTAL IS NOT ADDRESSED TO, AND INSTRUCTIONS WITH RESPECT TO THE OFFER (AS HEREINAFTER DEFINED) WILL NOT BE ACCEPTED FROM, OR ON BEHALF OF, HOLDERS OF THE ADSs IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER, THE DISSEMINATION OF THIS ADS LETTER OF TRANSMITTAL OR SURRENDER OF THE ADSs WILL NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
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NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
☐	CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 6.
Ladies and Gentlemen:
The undersigned hereby tenders to INVERSIONES Y RENTAS S.A. (“IRSA”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 19, 2021, (the “Offer to Purchase”), and this letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of ADSs of COMPAÑÍA CERVECERÍAS UNIDAS S.A., an open stock corporation (sociedad anónima abierta) incorporated under the laws of the Republic of Chile (the “Company”), specified below in connection with and subject to the terms of IRSA’s offer to purchase an aggregate amount of up to 16,390,172 issued and outstanding shares of common stock, no par value, of the Company (the “Shares”) from all holders, wherever located, and whether they currently hold such Shares in the form of Shares or American Depositary Shares (each representing two Shares), at a purchase price of Ch$6,800 per Share (equivalent to Ch$13,600 per ADS), in cash, without interest (the “Tender Offer Price”). The Offer is conducted in accordance with applicable United States securities laws and the 5th paragraph of Article 198 of Chilean Law No. 18,045. The Offer will be settled in the Bolsa de Comercio de Santiago, Bolsa de Valores by delivery of the Shares to the Chilean Share Tender Agent (as defined in the Offer to Purchase) against payment of the Tender Offer Price. The Tender Offer Price for the Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will be paid by IRSA in Chilean pesos. However, IRSA has directed the U.S. Settlement Agent (as defined in the Offer to Purchase) to coordinate with the FX Agent (as defined in the Offer to Purchase) for the U.S. dollar conversion of the Tender Offer Price payable to holders of ADSs that are tendered to the ADS Tender Agent, upon instruction of the ADS Tender Agent and for the account of holders who tender their ADSs to the ADS Tender Agent. As a result, holders of Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will receive payment in United States dollars converted at the ADS Tender Offer Price Exchange Rate (as defined in the Offer to Purchase), less distribution fees (as defined in the Offer to Purchase) and applicable withholding taxes, upon the terms and subject to certain conditions described in the Offer to Purchase. The undersigned acknowledges that the ADS Tender Offer Price Exchange Rate at which the Tender Offer Price is expected to be exchanged into U.S. dollars may fluctuate and that none of the U.S. Settlement Agent, the FX Agent, IRSA, the Chilean Share Tender Agent, or the ADS Tender Agent can guarantee the ADS Tender Offer Price Exchange Rate at which the Tender Offer Price is expected to be exchanged into U.S. dollars or the timing in which such exchange can be completed. If there are delays with the conversion of the Tender Offer Price into U.S. dollars, the settlement of the Tender Offer for holders of Shares who tender ADSs to the ADS Tender Agent may be delayed, and such delay may be substantial.
As a holder of ADR(s) evidencing ADSs, the undersigned is entitled to tender its ADR(s) in the Offer upon the terms described herein. Upon receipt by the ADS Tender Agent of (a) confirmation from IRSA of the acceptance of all or a portion of the Company Shares underlying the ADSs so tendered, and (b) the applicable Tender Offer Price for the ADSs so accepted, the ADS Tender Agent shall (i) distribute the net cash proceeds from the conversion of the Tender Offer Price into U.S. dollars as described above, without interest and less distribution fees and applicable withholding taxes, to the undersigned in consideration for the Shares underlying validly tendered ADS(s), and (ii) return the ADSs corresponding to Shares not purchased by IRSA to the undersigned, in accordance with the terms of the Offer.
The undersigned understands that receipt of cash pursuant to the Offer by a holder of ADSs may be a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction under applicable state and local, as well as foreign and other tax laws. See “The Offer—Section 6. Tax Consequences—U.S. Federal Income Tax Consequences” in the Offer to Purchase. Each holder of ADSs is urged to consult his independent professional advisor immediately regarding the tax consequences of acceptance of the Offer.
The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender, transfer and assign the enclosed ADR(s) with good, valid and marketable title transmitted herewith, free and clear of any lien, pledge, mortgage, security interest, claim, charge, option, right of first refusal, transfer restriction under any shareholder or similar agreement, encumbrance or any other
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restriction or limitation whatsoever. The undersigned agrees, upon request, to execute any additional documents necessary or desirable to complete the delivery of the ADR(s) transmitted herewith. All questions as to the validity, form and eligibility of surrender of certificates hereunder will be determined by IRSA and its determination shall be final and binding on all parties. Delivery of the enclosed ADR(s) shall be affected, and risk of loss and title to such certificate(s) shall pass, only upon receipt thereof by the ADS Tender Agent in accordance with the terms of this ADS Letter of Transmittal. By signing and returning this ADS Letter of Transmittal, you further represent and warrant to IRSA and the ADS Tender Agent that the payment of the Tender Offer Price will completely discharge any obligations of IRSA and the ADS Tender Agent with respect to the matters contemplated by this ADS Letter of Transmittal.
The undersigned hereby irrevocably constitutes and appoints the ADS Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADR(s), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver the ADSs evidenced by such ADR(s) (including the underlying Shares) with the accompanying evidence of transfer and authenticity, to IRSA upon receipt by the ADS Tender Agent, as the undersigned’s agent, of the aggregate Tender Offer Price. The undersigned hereby acknowledges and agrees that the ADS Tender Agent, in order to effect such transfer and receive the Tender Offer Price in U.S. dollars, will instruct Goldman Sachs & Co. LLC, in its capacity as U.S. Settlement Agent (the “U.S. Settlement Agent”) to (a) tender the Shares underlying ADSs tendered by ADS holders to the ADS Tender Agent to the Chilean Share Tender Agent; (b) receive Shares underlying ADSs cancelled upon instruction of the ADS Tender Agent representing the amount of Shares to be accepted into the Offer following the application of the relevant pro-ration factor, if any; and (c) deliver such Shares to the Chilean Share Tender Agent in Chile into the Offer, and (ii) coordinate the conversion of the Tender Offer Price payable to holders of tendered ADSs into U.S. dollars as described in the Offer to Purchase. In its capacity as U.S. Settlement Agent, Goldman Sachs & Co. LLC will act upon the direction of IRSA and will not have any liability to or owe any duties, fiduciary or otherwise, the undersigned in connection with the Offer or the settlement thereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This power of attorney is irrevocable and is granted in consideration of the acceptance for payment of such ADSs in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney granted by the undersigned at any time with respect to such ADSs, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).
The undersigned understands that the valid tender of the ADSs pursuant to any one of the procedures described in “The Offer—Section 4. “Procedures for Accepting the Offer — Holders of ADSs” in the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and IRSA upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, IRSA may not be required to accept for payment any of the Shares underlying the ADSs tendered hereby.
The undersigned understands that ADSs tendered on or prior to the Expiration Date may not be withdrawn except as described in the Offer to Purchase. In the event tendered ADSs are permitted to be withdrawn, the undersigned will need to timely contact the ADS Tender Agent in writing and follow the requisite procedures for withdrawing such tendered ADR(s).
The ADS Tender Agent will issue and mail a check reflecting the aggregate dollar amount corresponding to the Tender Offer Price per Share for all Shares underlying ADSs evidenced by ADR(s) validly tendered and accepted in accordance with the terms and subject to the conditions set forth in the Offer to Purchase (calculated as described above), without any interest, and less distribution fees and any applicable withholding taxes, to the person and address specified in Item A above, unless Items B and/or C below are completed. If Item B below is completed, the check issuable to the undersigned will be issued to the person specified in Item B below. If Item C below is completed, the check issuable to the undersigned or the person specified in Item B will be delivered to the person and address specified in Item C below.
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The undersigned further agrees and acknowledges that holders of ADSs are required to make their own independent verification as to whether the tender of such ADSs in the Offer is in compliance with the laws of the jurisdiction in which such tender is made. The undersigned agrees and acknowledges that IRSA will not be liable for any failure to comply with the laws of any jurisdiction, other than the United States, in which ADSs are so tendered.
ITEM B: SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the check is to be issued in the name of someone other than the person(s) specified in Item A. See Instruction 5.

Issue the check I am entitled to receive to:

Name
(Please Type or Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
ITEM C: SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery of the check is to be made to an address other than that specified in Item A, or to an address other than that appearing in Item B (if filled in). See Instruction 5.

Mail the check I am entitled to receive to:
Name
(Please Type or Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
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ITEM D:	SIGNATURE(S)

IMPORTANT: SIGN HERE

(Signature(s) of Owner(s))

(Signature(s) of Owner(s))

Dated: , 2021

Must be signed by registered holder(s) exactly as name appear(s) on ADR(s). If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please see Instruction 2 and provide the following information:

Name(s):

(Please Type or Print)
Capacity (Full Title):

Tax Identification or Social Security Number:

ITEM E:	GUARANTEE OF SIGNATURE(S) (If Required – See Instruction 3)

Authorized Signature:

Name:
(Please Type or Print)
Title:

Name of Firm:

Address:

City/State/Zip Code:

Area Code and Daytime Telephone No.:

Date: , 2021

IF YOU ARE (i) A U.S. PERSON, PLEASE COMPLETE U.S. INTERNAL REVENUE SERVICE FORM W-9 FORM, AND (ii) NOT A U.S. PERSON, PLEASE COMPLETE THE APPLICABLE U.S. INTERNAL REVENUE SERVICE FORM W-8, AND DELIVER THE APPLICABLE FORM IT TO THE U.S. TENDER AGENT TO PROVIDE THE U.S. TENDER AGENT WITH YOUR TAX IDENTIFICATION NUMBER AND
A CERTIFICATION AS TO YOUR EXEMPTION FROM BACK-UP WITHHOLDING.
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INSTRUCTIONS
Terms and Conditions of the ADS Letter of Transmittal
1. Delivery of ADS Letter of Transmittal and ADR(s). ADR(s) together with a properly completed and duly executed ADS Letter of Transmittal, and any other documents required by this ADS Letter of Transmittal, should be delivered to the ADS Tender Agent at one of the addresses set forth above. If transmitted ADR(s) are registered in different names on different certificates, it will be necessary to complete, sign and transmit as many separate Letters of Transmittal as there are registrations of certificates. Additional Letters of Transmittal may be obtained from the ADS Tender Agent. The method of delivery of ADR(s) (and all other required documents) is at the option and risk of the undersigned and delivery will be deemed made only when actually received by the ADS Tender Agent. If such delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. The ADS Tender Agent will make payment on account of the tender of ADR(s) promptly after acceptance of the tendered ADR(s) by IRSA.
2. Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements. If this ADS Letter of Transmittal is signed by the registered holder of the ADR(s) transmitted herewith, the signature must correspond with the name as written on the face of the ADR(s) without alteration, enlargement or any change whatsoever. If the ADR(s) is (are) owned of record by two or more joint owners, all such owners must sign this ADS Letter of Transmittal and any other document requiring signature. If this ADS Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must so indicate, when signing, such persons’ full capacities. If additional documents are required, you will be so advised.
3. Guarantee of Signatures. No signature guarantee is required on this ADS Letter of Transmittal if (i) this ADS Letter of Transmittal is signed by the registered holder(s), unless such holder(s) has (have) completed Item B above (special issuance instructions), or (ii) the ADR(s) are tendered for the account of an Eligible Guarantor Institution (as defined below). If a signature guarantee is required, signatures on this ADS Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Guarantor Institution”). In all other cases, all signatures on this ADS Letter of Transmittal must be medallion guaranteed by an Eligible Guarantor Institution.
4. Stock Powers; Endorsements of ADR(s). If the registered holder(s) of the ADR(s) listed on the front page hereof and transmitted herewith signs this ADS Letter of Transmittal, no separate stock power(s) or endorsement(s) of the ADR(s) is (are) required. If a person other than the registered holder of the ADR(s) transmitted herewith signs this ADS Letter of Transmittal, the ADR(s) must be duly endorsed by or accompanied by appropriate stock powers from the registered owner(s), in either case signed exactly as the name or names of the registered owner(s) appear on the certificate(s), with the proper guarantee of signatures by an Eligible Guarantor Institution, and the person signing this ADS Letter of Transmittal must pay any transfer or other taxes or duties required by reason of the payment to a person other than the registered holder of the surrendered ADR(s) or establish to the satisfaction of the ADS Tender Agent and IRSA that such tax has been paid or is not applicable.
5. Special Issuance and Delivery Instructions. In Item B above, indicate the name and address of the person(s) to whom the check is to be issued, only if the check is to be issued in the name of someone other than the person(s) in whose name the surrendered ADR(s) is (are) registered. If Item B above is completed, the check will be issued in the name of, and will be mailed to, if applicable, the person so indicated at the address so indicated, but only after it has been established to the satisfaction of the ADS Tender Agent and IRSA that any applicable transfer or other taxes or duties have been paid. Please attach an additional list of the information required by Item B of this ADS Letter of Transmittal, if necessary. In Item C above, indicate the name and address to whom the check is to be mailed only if delivery of the check is to be made to someone other than the person(s) or the address(es) specified in Item A above, or if Item B above is completed, the person(s) or the address(es) listed in Item B above. Please attach an additional list of the information required by this ADS Letter of Transmittal, if necessary.
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6. Lost, Stolen or Destroyed ADR(s). In the event that you are unable to deliver your ADR(s) due to mutilation, loss, theft or destruction of such certificate(s), this ADS Letter of Transmittal may be submitted, together with an affidavit of such theft, loss or destruction, a bond of indemnity and any other documents which may be required, subject to acceptance at the discretion of IRSA. All inquiries with regard to lost or destroyed ADR(s) and how to have them replaced should be made directly to JPMorgan Chase Bank, N.A., in its capacity as depositary for the ADSs.
7. Tax Form You should complete and execute a U.S. Internal Revenue Service (“IRS”) Form W-9 or applicable IRS Form W-8 and deliver such applicable form together with this ADS Letter of Transmittal and your ADR(s). If the person receiving payment for the ADR(s) is a “U.S. person” (see definition below), complete and sign a IRS Form W-9 to certify the payee’s tax identification number (“TIN”). Please provide the social security or employer identification number of the person or entity receiving payment for the above described ADR(s) and sign and date the form. If the person receiving payment for the ADR(s) is not a “U.S. person,” complete and sign an applicable IRS Form W-8. IRS Forms W-9 and W-8 may be obtained at www.irs.gov. Failure to provide a properly completed and signed IRS Form W-9 or a properly completed and signed IRS Form W-8 may result in backup withholding under U.S. tax laws and may result in a penalty imposed by the IRS. For federal tax purposes, you are considered a U.S. person if you are (1) An individual who is a U.S. citizen or U.S. resident alien, (2) A partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) An estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court or that has validly elected to be treated as a U.S. person.
8. Waiver of Conditions. Subject to the terms and conditions of the Offer, IRSA reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part, in the case of any ADR(s) tendered.
9. Withdrawal of ADR(s) Tendered. ADR(s) tendered pursuant to the Offer on or prior to the Expiration Date may not be withdrawn except as described in the Offer to Purchase. After an effective withdrawal you may resubmit to the ADS Tender Agent a completed replacement of this document and any other documents required by the Offer for properly tendering ADR(s) prior to the Expiration Date.
10. Miscellaneous. Neither IRSA nor the ADS Tender Agent shall be obligated to give notice of any defects or any irregularities in any ADS Letter of Transmittal and none of them shall incur any liability for failure to give any such notice. All inquiries with regard to surrender of ADR(s) shall be made directly to the ADS Tender Agent.

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IMPORTANT TAX INFORMATION
To prevent backup withholding on any payment of cash-in-lieu of a fractional ADR(s) or dividend or redemption payment to a holder of ADR certificate(s), you are required to notify IRSA of your correct Tax Identification Number (“TIN”) by completing the applicable tax forms described above. In addition, if IRSA is not provided with the correct TIN, the IRS may subject you or any other payee to a $50.00 penalty for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Exempt shareholders (including, among others, corporations and certain foreign individuals) may not be subject to these backup withholding and reporting requirements.
The ADS Tender Agent is required to withhold 24% of any cash payments to which backup withholding applies. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in the overpayment of taxes, a refund may be obtained from the IRS if certain information is provided to the IRS.
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